UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 25, 2017 (May 24, 2017)

Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03834	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 South LaSalle Street, Suite 3100 Chicago, IL	60605
(Address of Principal Executive Offices)	(Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of the Stockholders of the Company was held on May 24, 2017.

Proposal 1. At that meeting, three individuals, all of whom are current directors, were nominated and elected to serve until the 2020 Annual Meeting by the following vote:

Director	Shares For	Shares Against	Shares Withheld
Ralph W. Gidwitz	1,301,605	—	84,598
Theodore R. Tetzlaff	1,170,905	—	215,298
Peter E. Thieriot	1,368,082	—	18,121

The following directors’ terms of office continued after the 2017 Meeting until the Annual Meetings of the years as noted:

Directors	Expiration of Term
Thomas H. Carmody	2018
Ronald J. Gidwitz	2018
Darrell M. Trent	2018
William D. Andrews	2019
Betsy R. Gidwitz	2019
James G. Gidwitz	2019

Proposal 2. Approval of the terms of the Company’s Annual Incentive Compensation Plan:

For	Against	Abstain
1,278,086	90,167	17,950

Proposal 3. The appointment of the independent auditing firm of BKD LLP was ratified by the following vote:

For	Against	Abstain
1,568,194	—	703

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

	By:	/s/ Mark S. Nichter
	Name:	Mark S. Nichter
	Title:	Chief Financial Officer

Date: May 25, 2017